SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes to purchase common stock ("Common Stock") of Power Save
International, Inc., a Nevada corporation (the
"Corporation"). In this regard, enclosed is $___ for the purchase of Common Stock.

In connection with its purchase, the undersigned warrants and represents the following:

2.   The undersigned conducted its own due
diligence on the Corporation;

3.   The undersigned is an
Accredited/Nonaccredited Investor (circle appropriate response) as defined in Regulation D promulgated under the Securities Act of 1933, as amended;

4. The offering price of the Common Stock was arbitrarily determined by the Corporation;

5.   The Corporation has not made any
representations regarding possible value appreciation in the Common Stock;

6. The Common Stock is not being issued for services performed by the undersigned;

7.   The undersigned understands that the Common
Stock being acquired hereunder have been registered under the Securities Act of 1933, as amended, and the applicable securities laws of his state of residence;

8. The undersigned understands and hereby agrees that the Corporation will comply with all valid, applicable Federal and State securities regulations;

9. The undersigned represents and warrants that in connection with the acquisition of the Common
Stock, the undersigned has had made available or accessible to (it)(his)(her), by the Corporation and its officers and directors, all information which it has deemed material to making an informed investment decision to acquire the Common Stock prior to (its)(his)(her) subscription in the Common
Stock;

10. The undersigned represents and warrants that it has not acted as a Purchaser Representative for any person in connection with this purchase of Common Stock by the undersigned;

The undersigned requests that the Common Stock be issued in the name of the undersigned and delivered to the undersigned at the address below.


Dated:___________

   I will hold title to my shares as follows:
(check one)
[ ] Community Property [ ] Joint tenancy (both must sign)
[  ] Tenancy in common  [  ] Individual ownership
     (all must sign)  [  ] Trust or Keogh Plan
[  ] As custodian under State  [  ] Partnership
     Gifts to Minors Act  [  ] Other (please
describe):

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Intending to be legally bound hereby, the parties
hereto have set their hands and seals on this day of _______________________________.

X ___________________     X________________________
(Signature of Authorize   (Signature of
Representative)             Subscriber)(Seal)

___________________________________________________
 (Title of Authorized Representative
(Print Name of Subscriber)



     (Residence Address)



     (City)       (State) (Zip Code)

              /       /
     (Social Security Number)

Please type or print the following information:


________________________________         _________________________________
Full name(s) of subscriber(s)            Social security or employer
as it (they) should appear               I.D. number(s) of subscriber(s)
on schedule of Corporation





________________________________________________________________________
Street Address            City            State       Zip Code

Dated:                          Dated:_________________________.

X______________________________            X________________________
Signature                                  Signature


_________________________________________________
Title or capacity of signing party if the subscriber is partnership, corporation, trust or other nonindividual entity.

Remittance should be payable to Power Save
International, Inc.

Completed subscription agreements and checks should be sent to
Power Save International, Inc.
5800 NW 64 Avenue
Building 26, #109
Tamarac, FL 33319



ACCEPTANCE OF SUBSCRIPTIONS BY CORPORATION

Power Save International, Inc.


Accepted as of

Received and Subscription Accepted
Check No.

Power Save International, Inc.

____________________________________
                           , President